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                                                                   EXHIBIT 10.15


                             STOCK OPTION AGREEMENT


          This Agreement made as of the 22nd day of December, 1995, between BALLANTYNE OF OMAHA, INC., a Delaware corporation, having its principal office at 4350 McKinley Street, Omaha, Nebraska 68112 (the "Company"), and GELLER & FRIEND CAPITAL PARTNERS, INC. of 1875 Century Park East, Suite 1770, Los Angeles, California 90067, (the "Optionee"), WITNESSETH:

          WHEREAS, the Optionee has agreed to provide certain services to the Company, pursuant to a letter of agreement dated December 22, 1995, and

          WHEREAS, in consideration of the services to be rendered by Optionee, the Company has agreed to grant Optionee an option to purchase up to 50,000 shares of common stock of the Company.

          NOW, THEREFORE, in consideration of the mutual promises, representations and agreements herein contained, and other good and valuable consideration, it is agreed by and between the parties, as follows:

          1.  Grant of Option.  The Company hereby grants to Optionee the right
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to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 50,000 shares of common stock of the Company at a purchase price of $7.25 per share.

          2.  Time of Exercise.  All options granted to Optionee under this
              ----------------
Agreement shall immediately vest and become exercisable, but must be exercised no later than 5:00 P.M. (Central Standard Time) on December 22, 2000, at which time said options shall expire.

          3.  Method of Exercise.  The aforesaid option, or any part thereof,
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shall be exercised by giving a Notice of Exercise to the Secretary of the
Company specifying the number of shares to be purchased and accompanied by payment of the aggregate option price for the number of shares purchased.

          4.  Registration Right.  If, upon the exercise of any or all of the
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options pursuant to the terms hereof, the Optionee
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advised the Company in writing of its desire to have the shares purchased upon the exercise of the option registered under the Securities Act of 1993, as amended, the Company shall, within thirty (30) days of receipt thereof, file a registration statement with the Securities and Exchange Commission covering such shares, and will use its best efforts to have the registration statement promptly declared effective and maintained effective for a period of at least ninety (90) days thereafter, subject to reasonable blackout periods. Notwithstanding the foregoing, the Company shall not be required to file more than two (2) such registration statements.

          5.  Capital Adjustments.  If, at any time after the date hereof, (a)
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the common shares of the Company shall be consolidated, subdivided, converted, exchanged, re-classified, or in any way substituted for, (b) the Company merges or consolidates with any other corporation, or (c) the Company declares a stock dividend or distribution, the Company will make appropriate adjustments to the option with reference to the number of shares and the price thereof, to insure the continuance of the Optionee's unexercised rights thereunder, and to prevent a dilution or enlargement.

          6.  Liquidation or Dissolution.  If the Company proposes to liquidate,
              --------------------------
dissolve or wind-up its affairs, the Company shall give written notice thereof to the Optionee, and permit the Optionee to exercise the unexercised portion of the options to which the Optionee is entitled at such time, within the forty-five (45) day period next following the giving of such notice, failing which all rights of the Optionee with respect to the Option, or to exercise the same, shall terminate and cease and have no further force or effect.

          7.  Rights of Optionee Before Exercise of Option.  The Optionee shall
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not have any rights whatsoever as a shareholder in respect to the Optioned
Shares covered by the Option until the Option is exercised, in whole or in part, and payment for the Optioned Shares thereby purchased has been made.

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          8.  Restrictions on Exercise, Etc.  If at any time the Company shall
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determine, in its sole discretion, that it is necessary or desirable to comply with any legal requirements or the requirements of any stock exchange or other regulatory authority or to obtain any approval or consent from any such stock exchange or other regulatory authority as a condition of, or in connection with, the exercise of the Option or the issue of the Optioned Shares upon the exercise of the Option, then in any such event such exercise or issue shall not be effective unless such compliance shall have been effected or such approval or consent shall have been obtained on conditions satisfactory to the Company.

          9.  Disputes.  Any dispute or disagreement which shall arise under or
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as a result of, or in any way related to, the interpretation, construction or application of this Agreement, including any adjustments required to be made pursuant to Section 5, shall be determined by the Board of Directors of the Company. Any such determination shall be final, binding and conclusive for all purposes.

          10.  Withholding.  Upon the exercise of the option, the Optionee shall
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make arrangements satisfactory to the Company regarding payment of any federal or local taxes of any kind required by law to be withheld with respect to the exercise of the option. In addition, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind due to the Optionee any federal or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

          11.  Governing Law.  This Agreement shall be construed, interpreted
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and enforced in accordance with, and the respective rights and obligations of the parties, shall be governed by, the laws of the State of Delaware, without regard to principles of conflicts of law.

          12.  Notice.  Any notice to be given to the Company shall be addressed
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to the Secretary of the Company at its principal office, 4350 McKinley Street,
Omaha, Nebraska 68112, and any notice

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given to the Optionee shall be addressed to the Optionee at 1875 Century Park
East, Suite 1770, Los Angeles, California 90067, or at such other address as either party may hereafter designate in writing to the other.

          13.  Binding Agreement.  This Agreement shall be binding upon and
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enure to the benefit of the parties hereto, and their respective successors and assigns.
        EXECUTED this 27th day of June, 1996, as of the 22nd day of December, 1995.


                                      BALLANTYNE OF OMAHA, INC.,


                                 By:   /s/ Ronald H. Echtenkamp
                                      ------------------------------------
                                      President


                                      GELLER & FRIEND CAPITAL PARTNERS, INC.

                                 By:   /s/ Marshall Geller
                                      ------------------------------------
                                      President

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